UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5075 South Syracuse Street
Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 770-5531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On December 18, 2015, Morgan Stanley & Co. LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC (the “Underwriters”) completed the sale of shares (the “Additional Shares Offering”) pursuant to the exercise in full of their option  to purchase 675,000 shares (the “Additional Shares”) of the Class A common stock, par value $0.0001 per share (“Common Stock”) of RE/MAX Holdings, Inc. (the “Company”) from RIHI, Inc. (the “Selling Stockholder”) under an underwriting agreement, dated November 18, 2015, among the Company, the Selling Stockholder, RMCO, LLC (“RMCO”) and the Underwriters (the “Underwriting Agreement”).  The Underwriting Agreement provides for the offer and sale by the Selling Stockholder of 5,175,000 shares of Common Stock, including the Additional Shares, to the Underwriters at a price to the public of $36.00 per share less the underwriting discount. The Company did not sell any shares of Common Stock in the Additional Shares Offering and will not receive any proceeds from the Additional Shares Offering.

The Company’s Amended and Restated Certificate of Incorporation provides for the potential issuance of shares of Common Stock by the Company upon the Selling Stockholder’s exercise of its redemption right and surrender of common units in RMCO (“Units”) for exchange in accordance with the terms of the Fourth Amended and Restated Limited Liability Company Agreement, dated as of October 1, 2013, of RMCO (the “Restated RMCO LLC Agreement”).  Pursuant to the Restated RMCO LLC Agreement, upon the Selling Stockholder’s exercise of its redemption right, the Selling Stockholder may surrender Units to RMCO for cancellation and the Company may then contribute cash or Common Stock to RMCO for distribution by RMCO to the Selling Stockholder to complete the redemption.  Upon the Selling Stockholder’s exercise of its redemption right, the Company may also, in its sole discretion and as an alternative to the Selling Stockholder engaging in a redemption transaction with RMCO, elect to acquire the Selling Stockholder’s surrendered Units directly from the Selling Stockholder.

In connection with the Selling Stockholder’s exercise of its redemption right in connection with the Additional Shares Offering, the Company elected to acquire the Selling Stockholder’s surrendered Units directly from the Selling Stockholder.  As a result, immediately prior to the closing of the Additional Shares Offering, the Selling Stockholder surrendered Units for exchange and the Company issued shares of Common Stock directly to the Selling Stockholder in reliance on the exemption under Section 4(a)(2) of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: December 24, 2015	By:	/s/ Adam Scoville
Adam Scoville
Vice President and General Counsel